Exhibit 99

For Immediate Release

TradeStation Group Reports Record Quarterly Revenues, Net Income, EPS, DARTs and
Total Brokerage Accounts

Net Income Increases 63%, Revenues Increase 39% and DARTs Increase 52% Year over Year

Plantation FL, July 20, 2006 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported record quarterly revenues of $32.5 million, record quarterly net income of $7.6 million, record earnings per share (diluted) of 17 cents, record daily average revenue trades (DARTs) of nearly 62,500, and record total brokerage accounts of nearly 28,700.

TradeStation Group’s 2006 second quarter net income of $7.6 million, or 17 cents per share (diluted), was a 63% increase from 2005 second quarter net income of $4.7 million, or 11 cents per share (diluted). The company’s 2006 second quarter income before income taxes was a record $12.6 million, a 68% increase from income before income taxes of $7.5 million for the 2005 second quarter.

TradeStation Group’s 2006 second quarter net revenues of $32.5 million were a 39% increase over 2005 second quarter net revenues of $23.3 million. The company also increased its pre-tax margin year over year, to 39% in the 2006 second quarter, as compared to a 32% pre-tax margin in the 2005 second quarter. Pre-tax margin is determined by dividing the company’s income before income taxes by its net revenues.

TradeStation Reports Record DARTs and Total Brokerage Accounts

For the 2006 second quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q2 06	Q2 05	% Increase
Daily Average Revenue Trades	62,461	41,086	52%

“We attribute our growth in DARTs to the diversity of our service offering, consistent account growth, and the robustness of our high-end client base,” said David Fleischman, the company’s Chief Financial Officer. The company also published today, in a separate announcement, its DARTs and Total Client Assets for the month of June 2006.

TradeStation added, net, 1,885 brokerage accounts during the 2006 second quarter, reaching a record 28,682 brokerage accounts as of June 30, 2006.

TradeStation’s Average Client Trades 567 Times per Year and Has an Average Account Balance of $82,500 for Equities and $16,800 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2006 second quarter:

Client Trading Activity
Annualized average revenue per account	$4,300
Annualized trades per account	567

Client Account Assets
Average assets per account (Equities)	$82,500

Average assets per account (Futures)	$16,800

While, on an annualized basis during the 2006 second quarter, the average TradeStation account traded 567 times, or over 47 times per month, the average TD Ameritrade and E-Trade account traded about 11 to 13 times, or approximately one time per month. Also, TradeStation’s average assets per equities account of $82,500 was approximately double the amount of the average assets per account of TD Ameritrade and E-Trade.

Company Provides Business Outlook for 2006 Third Quarter

The company’s third quarter Business Outlook estimated ranges are as follows:

THIRD QUARTER 2006 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	Third
	Quarter 2006
REVENUES	$31.0	to	$33.0
INCOME BEFORE INCOME TAXES	$11.0	to	$12.0
EARNINGS PER SHARE (Diluted)	$0.15	to	$0.16

The company also announced that its Earnings per Share (Diluted) Business Outlook for the 2006 year is now an estimated range of 61 to 66 cents.

The company’s third quarter and year-end 2006 Business Outlook estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on recent trading activity levels and market conditions, as well as trading activity levels and market conditions during the first six months of 2006; anticipated growth and trading activity of active trader equities and futures accounts; interest rates (and the extent to which they will or will not increase or decrease for the remainder of 2006); the cost of ongoing litigation and disputes and the amount of any judgments, awards, settlements or regulatory fines or sanctions; the impact of the company’s May 1, 2006 increase in the monthly fee charged for subscription accounts offered by TradeStation Technologies; the effect of new accounting rules that require recording of compensation expenses with respect to stock-based awards granted to employees; the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives (including the company’s recent opening of a Chicago branch office for TradeStation Securities in the Sears Tower, and the company’s planned UK operations); and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2006 second quarter results and its third quarter 2006 Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2006, TradeStation was named, for the second year in a row, Best Futures Brokerage and, for the fourth year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, International Securities Exchange, Pacific Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the third quarter and year-end 2006 Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	changes in the condition of the securities and financial markets, including, but not limited to, changes in the combined average share volume of the major exchanges and in market volatility;

•	the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation’s DARTs decreased sequentially from second to third quarter 2004 and may decrease sequentially in subsequent periods as a result of negative market conditions or other factors);

•	the timing, cost and success of marketing decisions and campaigns generally, and the entrance of new competitors or competitive products, services or product/service upgrades into the market;

•	market pressure to continue to lower, substantially, pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons;

•	pending NASD inquiries concerning OATS reporting violations, violations of NASD Conduct Rule 3370 (“Prompt Receipt and Delivery of Securities”) concerning certain customer short sale orders in 2004, and failure to transmit short sale position reports since the conversion to self-clearing operations, each of which could result in fines, sanctions and/or other negative consequences;

•	adverse results in pending or possible future litigation against the company (including three pending lawsuits, all of which the company considers baseless, filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, which together seek in the aggregate tens of millions of dollars in damages or rescissions of transactions that would create similar negative financial consequences for the company) that are significantly different than is currently estimated or expected (currently zero dollars are reserved for these pending claims);

•	technical difficulties, errors and/or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures (there have been several market data and order execution outages in the past year, the causes of which the company has been working to correct, as well as failures to perform on the part of the brokerage firm’s back-office system vendor, to whom the company has served notices concerning such failures);

•	the company not maintaining a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences described in the previous risk factor;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities and futures, its forex business (including the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects and the success of that upgraded forex offering), and its institutional and non-US trader market business (as the company has no significant prior experience with forex, institutional and non-US trader marketing, sales or product development operations), including potential acquisition risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires other businesses;

•	the amount of unexpected legal, consultation and professional fees;

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
REVENUES:
Brokerage commissions and fees	$20,007,857	$16,502,478	$38,640,290	$32,341,397
Interest income	11,162,025	5,230,337	20,665,866	9,384,147
Brokerage interest expense	1,119,148	833,799	2,217,958	1,447,490

Net interest income	10,042,877	4,396,538	18,447,908	7,936,657
Subscription fees and other	2,400,085	2,446,318	4,747,300	4,908,274

Net revenues	32,450,819	23,345,334	61,835,498	45,186,328

EXPENSES:
Employee compensation and benefits	7,230,492	5,682,421	14,197,263	11,272,439
Clearing and execution	6,856,437	5,054,788	12,684,120	9,885,212
Data centers and communications	1,618,377	1,474,693	3,149,180	3,049,015
Advertising	1,101,775	1,007,692	2,058,392	1,969,626
Professional services	678,148	655,442	1,436,708	1,707,576
Occupancy and equipment	633,532	603,159	1,255,694	1,204,527
Depreciation and amortization	564,982	460,435	1,047,593	894,638
Other	1,165,620	907,571	1,945,990	1,818,583

Total expenses	19,849,363	15,846,201	37,774,940	31,801,616

Income before income taxes	12,601,456	7,499,133	24,060,558	13,384,712
INCOME TAX PROVISION	4,957,880	2,822,008	9,465,111	4,929,008

Net income	$7,643,576	$4,677,125	$14,595,447	$8,455,704

EARNINGS PER SHARE:
Basic	$0.17	$0.11	$0.33	$0.20

Diluted	$0.17	$0.11	$0.32	$0.19

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	44,570,353	42,173,423	44,444,782	42,020,721

Diluted	45,916,057	43,789,156	45,919,485	43,565,197

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $1,672,497 at June 30, 2006 and December 31, 2005 *	$81,236,499	$75,101,842
Cash segregated in compliance with federal regulations	410,085,036	426,061,999
Receivables from brokers, dealers, clearing organizations and clearing agents	22,316,138	36,033,229
Receivables from brokerage customers, net	78,889,844	58,132,743
Property and equipment, net	8,315,944	3,212,019
Deferred income taxes	1,944,384	2,150,218
Deposits with clearing organizations and clearing agents	13,207,854	11,243,184
Other assets	5,228,494	3,198,711

Total assets	$621,224,193	$615,133,945

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$245,953	$789,824
Payables to brokerage customers	507,829,423	523,895,972
Accounts payable	4,483,699	2,416,272
Accrued expenses	6,957,778	5,511,153

Total liabilities	519,516,853	532,613,221
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	101,707,340	82,520,724

Total liabilities and shareholders’ equity	$621,224,193	$615,133,945

* June 30, 2006 Cash and cash equivalents excludes $1.6 million that was transferred on July 5, 2006 from Cash segregated in compliance with federal regulations. December 31, 2005 Cash and cash equivalents includes $9.5 million that was transferred on January 4, 2006 to Cash segregated in compliance with federal regulations.